REVISED SCHEDULE A

To the Investment Management Agreement, dated April 27, 2001, by and between USAllianz Advisers, LLC (now Allianz Investment Management LLC) and USAllianz Variable Insurance Products Trust (now Allianz Variable Insurance Products Trust).

Fees payable to the Manager pursuant to Section 4 of the Investment Management Agreement shall be calculated at the following annual rates based on average daily net assets:

Fund                                                                                                                                                           Rate

AZL BlackRock Capital Appreciation Fund	0.80%
AZL BlackRock Global Allocation Fund	0.75%
AZL Dreyfus Research Growth Fund	(1)
AZL Enhanced Bond Index Fund	0.35%
AZL Federated Clover Small Value Fund	0.75%
AZL Franklin Templeton Founding Strategy Plus Fund	0.70%
AZL Gateway Fund	0.80%
AZL International Index Fund	0.35%
AZL Invesco Equity and Income Fund	0.75%
AZL Invesco Growth and Income Fund	(2)
AZL Invesco International Equity Fund	0.90%
AZL JPMorgan International Opportunities Fund	0.95%
AZL JPMorgan U.S. Equity Fund	0.80%
AZL MFS Investors Trust Fund	0.75%

Fund                                                                                                                                                           Rate

AZL MFS Mid Cap Value Fund	0.75%
AZL MFS Value Fund	(2)
AZL Mid Cap Index Fund	0.25%
AZL Money Market Fund	0.35%
AZL Morgan Stanley Global Real Estate Fund	0.90%
AZL Morgan Stanley Mid Cap Growth Fund	(3)
AZL NFJ International Value Fund	0.90%
AZL Oppenheimer Discovery Fund	0.85%
AZL Pyramis Core Bond Fund	0.50%
AZL Russell 1000 Growth Index Fund	0.44%
AZL Russell 1000 Value Index Fund	0.44%
AZL S&P 500 Index Fund	0.17%
AZL Schroder Emerging Markets Equity Fund	1.23%
AZL Small Cap Stock Index Fund	0.26%
AZL T. Rowe Price Capital Appreciation Fund	0.75%
AZL Wells Fargo Large Cap Growth Fund	0.80%

(1)	First $10M	Next $10M	Thereafter
AZL Dreyfus Research Growth Fund	1.000%	0.875%	0.750%

(2)	First $100M	Next $150M	Next $250M	Thereafter
AZL Invesco Growth and Income Fund	0.775%	0.750%	0.725%	0.675%
AZL MFS Value Fund	0.775%	0.750%	0.725%	0.675%

(3)	First $100M	Next $150M	Next $250M	Thereafter
AZL Morgan Stanley Mid Cap Growth Fund	0.850%	0.800%	0.775%	0.750%

Acknowledged:

Allianz Variable Insurance Products Trust

By:    /s/ Michael J. Tanski
Name: Michael J. Tanski
Title: Vice President, Operations

Allianz Investment Management LLC

By:     /s/ Brian J. Muench
Name:  Brian J. Muench
Title:  President